SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                   _________________________________

                                FORM 8-K


                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE

                    SECURITIES EXCHANGE ACT OF 1934



           Date of Report (Date of earliest event reported):
                           September 21, 1994


                        NATIONSBANK CORPORATION

     _________________________________________________________
       (Exact name of registrant as specified in its charter)


    North Carolina              1-6523             56-0906609
________________________    _____________      _________________
(State of Incorporation)     (Commission         (IRS Employer
                             File Number)     Identification No.)


  NationsBank Corporate Center, Charlotte, North Carolina 28255
  ______________________________________________________________
        (Address of principal executive offices)      (Zip Code)


                             (704) 386-5000

 ________________________________________________________________
       (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

     The following is an updated Description of Common Stock of NationsBank Corporation, which has been previously filed with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and updated and amended from time to time. The following description reflects an increase in the authorized capital stock of the Registrant and the redemption of two series of the Registrant's Preferred Stock. To the extent this description is inconsistent with prior filings, it modifies and supersedes such filings.

                   DESCRIPTION OF COMMON STOCK

AUTHORIZED CAPITAL

     The Registrant is authorized to issue 800,000,000 shares of common stock (the "Common Stock"). As of June 30, 1994, 276,516,942 shares of such Common Stock were issued and outstanding. A total of 13,666,406 additional shares were reserved as of such date for potential issuance in connection with various employee benefit plans of the Registrant and the conversion of the Registrant's ESOP Convertible Preferred Stock, Series C (the "ESOP Preferred Stock"), a total of 5,363,694 additional shares were reserved for issuance under the Registrant's Dividend Reinvestment and Stock Purchase Plan, and a total of 1,050,000 additional shares were reserved for issuance in connection with the pending acquisition of RHNB Corporation. After taking into account the shares reserved as described above, the number of authorized shares of Common Stock available for other corporate purposes as of June 30, 1994 was 503,402,958.

     The Registrant is also authorized to issue an aggregate of 45,000,000 shares of preferred stock, having no par value. The Board of Directors may issue such preferred stock in one or more series, each with such preferences, limitations, designations, conversion rights, voting rights, dividend rights, voluntary and involuntary liquidation rights and other rights as it may determine. The Board of Directors of the Registrant has designated 3,000,000 shares of ESOP Preferred Stock, of which 2,644,526 shares were issued and outstanding as of June 30, 1994.

     The rights of holders of Common Stock are subject to any rights and preferences of the ESOP Preferred Stock, as hereinafter described, and would be subject to the rights and preferences of any additional shares of preferred stock, or any series hereof, which might be issued in the future. The Adjustable Rate Cumulative Preferred Stock, Series CC, and the Adjustable Rate Cumulative Preferred Stock, Series DD, which were previously issued by the Registrant, have been redeemed and canceled.

     Under North Carolina law, any outstanding shares of capital stock of the Registrant reacquired by the Registrant would be considered authorized but unissued shares.

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VOTING AND OTHER RIGHTS

     The holders of Common Stock are entitled to one vote per share on each matter voted on at a shareholder's meeting. A majority of the shares of a voting group entitled to vote, represented at a meeting in person or by proxy, constitutes a quorum of that voting group, and, in general, a majority of votes cast with respect to a matter by a voting group is sufficient to take action upon routine matters. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, and each shareholder entitled to vote in such an election shall be entitled to vote each share of Common Stock owned by such shareholder for as many persons as there are directors to be elected. The holders of Common Stock do not have the right to cumulate their votes in the election for directors, so long as the Registrant has a class of shares registered under Section 12 f the Exchange Act (unless action is taken to provide otherwise by amendment to the Registrant's Restated Articles of Incorporation, which action management currently does not intend to propose).

     In general, (i) substantive amendments to the Registrant's Restated Articles of Incorporation must be approved by each voting group entitled to vote separately thereon by a majority of the votes cast by that voting group, unless the amendment creates dissenters' rights for a particular voting group, in which case such amendment must be approved by a majority of the votes entitled to be cast by such voting group; (ii) a merger or share exchange required to be approved by shareholders must be approved by each voting group entitled to vote separately thereon by a majority of the votes entitled to be cast by that voting group; and (iii) the dissolution of the Registrant, or the sale of all or substantially all of the property of the Registrant other than in the usual and regular course of business, must be approved by a majority of all votes entitled to be cast thereon.

     The Board of Directors or the shareholders of the Registrant may act to amend or repeal any of the Registrant's Bylaws. Pursuant to the North Carolina Business Corporation Act (the "Business Corporation Act"), any Bylaw adopted, amended or repealed by the shareholders generally may not be readopted, amended or repealed by the Board of Directors of the Registrant unless otherwise authorized by the shareholders in the Registrant's Restated Articles of Incorporation or in a bylaw adopted by the shareholders. The Registrant's Amended and Restated Bylaws were adopted by its Board of Directors, however, and thus may be amended, in whole or in part, by the Board of Directors.

     The shareholders of the Registrant shall have dissenters' rights to appraisal with respect to their shares of Common Stock as provided by statute in connection with certain types of merger or share exchange transactions. Dissenters' rights are also available with respect to certain sales of all or substantially all of the property of the Registrant and certain amendments to the Registrant's Restated Articles of Incorporation that materially and adversely affect certain enumerated rights of a dissenter's shares.

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DIRECTORS

     The Registrant's directors are elected for one-year terms. Under the Registrant's Bylaws, the number of directors shall be not fewer than five nor more than thirty, as determined from time to time by the Board of Directors. The directors of the Registrant have fixed the current number of directors at 26. North Carolina law provides the shareholders of the Registrant with certain statutory rights to fix the number of directors of the Registrant and to establish a different range of directors. Under state law, only the shareholders of the Registrant have the right to change the range of number of directors currently set forth in the Bylaws, by amendment to the Registrant's Restated Articles of Incorporation or Bylaws.

     Vacancies, whether arising from an increase in the number of directors or from the failure by shareholders to elect the full authorized number of directors, may be filled by the shareholders or by the Board of Directors (by the affirmative vote of a majority of the remaining directors if less than a quorum of directors remains). Generally, directors may be removed by the shareholders with or without cause by the affirmative vote of a majority of the votes cast, unless the Registrant's Restated Articles of Incorporation are amended to provide otherwise.

LIQUIDATION, PREEMPTIVE AND OTHER RIGHTS

     In the event of liquidation, the holders of Common Stock would be entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of any preferred stock then outstanding. The Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All the outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The Common Stock is listed on the New York Stock Exchange, Inc. and The Pacific Stock Exchange Incorporated. Certain of the shares of Common Stock are also listed and traded on the Tokyo Stock Exchange. Chemical Bank acts as transfer agent and registrar for the Common Stock. As of June 30, 1994, there were 106,705 shareholders of record of the Registrant.

DISTRIBUTIONS

     GENERAL REQUIREMENTS. The holders of shares of Common Stock will be entitled to receive such distributions as the Board of Directors of the Registrant may declare, subject to any restrictions contained in the Registrant's Restated Articles of Incorporation (of which there currently are none), unless after giving effect to such distribution, (i) the Registrant would not be able to pay its debts as they become due in the usual course of business or (ii) the Registrant's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Registrant were to be dissolved at the time of the distribution, to satisfy claims of shareholders that have preferential rights superior to the rights of holders of Common Stock. The Registrant also may issue share dividends in Common Stock to the holders of shares of Common Stock. In addition, if certain requirements are met, share dividends in shares of another class or series may be issued to holders of Common Stock.

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     RESTRICTIONS ON SUBSIDIARY DIVIDENDS.  Although the
Registrant is not subject to the restrictions on dividends applicable to national banks, the ability of the Registrant to make distributions to holders of Common Stock is dependent to a large extent upon the ability of its subsidiary banks to pay dividends. Each bank subsidiary of the Registrant is subject to restrictions on dividends applicable to national banks. Under current regulations, the amount of dividends that may be paid by a national bank without approval of the Office of the Comptroller of the Currency (the "Comptroller") is the sum of the bank's net profits (as defined by statute) for that year in which it is making the dividend payment plus its retained net profits (as defined by statute) for the preceding two years.

     In addition, no dividend may be declared or paid on the common stock of a national bank until cumulative dividends on outstanding preferred stock have been paid in full, and no dividends may be paid if the bank is in default on the payment of any assessment due the Federal Deposit Insurance Corporation (the "FDIC"). The Comptroller also has authority under the Financial Institutions Supervisory Act to prohibit a national bank from engaging in what, in his opinion, constitutes an unsafe or unsound practice in conducting its business. Under certain circumstances relating to the financial condition of a national bank, as where the payment of dividends would deplete a bank's capital base to an inadequate level, the Comptroller may determine that the payment of dividends would be an unsafe or unsound banking practice.

     CAPITAL GUIDELINES. The ability of the subsidiary banks, as well as the Registrant, to pay dividends in the future is influenced by the various minimum capital requirements and the capital and non-capital standards established under the Federal
Deposit Insurance Corporation Improvement Act of 1991.

     The Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Comptroller and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth.

     The Federal Reserve Board risk-based guidelines define a two-tier capital framework. Tier 1 capital consists of common and qualifying preferred shareholders' equity, less certain intangibles and other adjustments. Tier 2 capital consists of subordinated and other qualifying debt, and the allowance for credit losses up to 1.25 percent of risk-weighted assets. The sum of Tier 1 and Tier 2 capital less investments in unconsolidated subsidiaries represents qualifying total capital, at least 50 percent of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is 4 percent and the minimum total capital ratio is 8 percent.

     The leverage ratio is determined by dividing Tier 1 capital by total adjusted assets. Although the stated minimum ratio is 3 percent, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3 percent.

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     COVENANTS RESTRICTING DIVIDENDS.  Various indentures under which Registrant has issued debt securities, or under which the Registrant has assumed the obligations of such issuer, contain certain provisions prohibiting the Registrant from paying dividends on its capital stock, or purchasing, redeeming, or otherwise acquiring or making distributions with respect to its capital stock if, after giving effect thereto, certain financial conditions are not met. The Registrant believes that these provisions will not materially affect the Registrant's ability to pay dividends on its capital stock.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     As permitted by the Business Corporation Act, the Registrant's Amended and Restated Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the Business Corporation Act, the Registrant shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors or officers, except for liability or litigation expense incurred on account of activities that were at the time known or reasonably should have been known by such director or officer to be clearly in conflict with the best interests of the Registrant. Pursuant to such bylaw and as authorized by statute, the Registrant maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaw or otherwise.

     In addition to the above-described provisions, Sections 55-8-50 through 55-8-58 of the Business Corporation Act contain provisions prescribing the extent to which directors and officers shall be indemnified. Section 55-8-51 of the Business Corporation Act permits a corporation, with certain exceptions, to indemnify a current or former director against liability if
(i) he conducted himself in good faith, (ii) he reasonably believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a current or former director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him in which he was adjudged liable on such basis. The above standard of conduct is determined by the Board of Directors or a committee thereof or special legal counsel or the shareholders as prescribed in Section 55-8-55.

     Sections 55-8-52 and 55-8-56 of the Business Corporation Act require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if he is adjudged fairly and reasonably so entitled under Section 55-8-54.
Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent as

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a director or as otherwise set forth in the corporation's articles of incorporation or bylaws or by resolution of the Board of Directors.

LIMITATION OF DIRECTOR LIABILITY

     The Restated Articles of Incorporation of the Registrant provide that, to the fullest extent permitted by the Business Corporation Act, a director of the Registrant shall not be personally liable to the Registrant, its shareholders or otherwise for monetary damages for breach of his duty as a director. This provision precludes any claim by the shareholders of the Registrant for monetary damages based on a breach of duty of directors, with the following exceptions under the Business Corporation Act: (i) acts or omissions that such director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) certain unlawful distributions, including unlawful redemptions of shares, (iii) any transaction from which such director derived an improper personal benefit or (iv) acts or omissions occurring prior to the effectiveness of the provision on April 27, 1988.

ESOP PREFERRED STOCK

     The rights of holders of Common Stock are subject to the rights of holders of the ESOP Preferred Stock. The ESOP Preferred Stock was first issued in the transaction by which the Registrant was formed from the merger of NCNB Corporation and C&S/Sovran Corporation in 1991, upon the conversion of shares of ESOP Convertible Preferred Stock, Series C of C&S/Sovran Corporation. All shares of ESOP Preferred Stock are held by the trustee under the NationsBank Corporation Retirement Savings Plan (the "ESOP"). The ESOP Preferred Stock ranks senior to the Common Stock.

     Shares of the ESOP Preferred Stock have no preemptive or preferential rights to purchase or subscribe for shares of the Registrant's capital stock of any class and are not subject to any sinking fund or other obligation of the Registrant to repurchase or retire the series, except as discussed below.

     Each share of the ESOP Preferred Stock is entitled to an annual dividend, subject to certain adjustments, of $3.30 per share, payable semiannually. Unpaid dividends accumulate as of the date on which they first became payable, without interest.
So long as any shares of ESOP Preferred Stock are outstanding, no dividend may be declared and paid or set apart for payment on any other series of stock ranking on a parity with the ESOP Preferred Stock as to dividends, unless like dividends have been declared and paid or set apart for payment on the ESOP Preferred Stock for all dividend payment periods ending on or before the dividend payment date for such parity stock, ratably in proportion to their respective amounts of accumulated and unpaid dividends.
The Registrant generally may not declare, pay or set apart for payment any dividends (except for, among other things, dividends payable solely in shares of stock ranking junior to the ESOP Preferred Stock as to dividends or upon liquidation) on, make any other distribution on, or make payment on account of the purchase, redemption or other retirement of, any other class or series of the Registrant's capital stock ranking junior to


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the ESOP Preferred Stock as to dividends or upon liquidation, until full cumulative dividends on the ESOP Preferred Stock have been declared and paid or set apart for payment when due.

     The holder of the ESOP Preferred Stock is entitled to vote on all matters submitted to a vote of the holders of Common Stock and votes together with the holders of Common Stock as one class. Except as otherwise required by applicable law, the holder of the ESOP Preferred Stock has no special voting rights. To the extent that the holder of such shares is entitled to vote, each share is entitled to the number of votes equal to the number of shares of Common Stock into which such share of ESOP Preferred Stock could be converted on the record date for determining the shareholders entitled to vote, rounded to the nearest whole vote.

     Shares of ESOP Preferred Stock initially are convertible into Common Stock at a conversion rate equal to 0.84 shares of Common Stock per share of ESOP Preferred Stock and a conversion price of $42.50 per 0.84 shares of Common Stock, subject to certain customary anti-dilution adjustments.

     In the event of any voluntary or involuntary dissolution, liquidation or winding-up of the Registrant, the holder of the ESOP Preferred Stock will be entitled to receive out of the assets of the Registrant available for distribution to shareholders, subject to the rights of the holders of any preferred stock ranking senior to or on a parity with the ESOP Preferred Stock as to distributions upon liquidation, dissolution or winding up, but before any amount will be paid or distributed among the holders of Common Stock or any other shares ranking junior to the ESOP Preferred Stock as to such distributions, liquidating distributions of $42.50 per share plus all accrued and unpaid dividends thereon to the date fixed for distribution. If, upon any voluntary or involuntary dissolution, liquidation or winding-up of the Registrant, the amounts payable with respect to the ESOP Preferred Stock and any other stock ranking on a parity therewith as to any such distribution are not paid in full, the holder of the ESOP Preferred Stock and such other stock will share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which it is entitled, the holder of the ESOP Preferred Stock will not be entitled to any further distribution of assets by the Registrant. Neither a merger or consolidation of the Registrant with or into any other corporation, nor a merger or consolidation of any other corporation with or into the Registrant, nor a sale, transfer or lease of all or any portion of the Registrant's assets, will be deemed to be a dissolution, liquidation or winding-up of the Registrant.

     The ESOP Preferred Stock became redeemable, in whole or in part, at the option of the Registrant, at any time after July 1, 1992. If the Registrant redeems the ESOP Preferred Stock, the redemption price for the shares of the ESOP Preferred Stock will depend upon the time of redemption. Specifically, the redemption price for the 12-month period beginning July 1, 1994, is $44.15 per share; on each succeeding July 1, the redemption price will be reduced by $.33 per share, except that on and after July 1, 1999, the redemption price will be $42.50 per share, and the redemption price may be paid in cash or shares of Common Stock. In each case, the redemption price also must include all accrued and unpaid dividends to the date of redemption. To the extent that the ESOP Preferred Stock is treated as Tier 1 capital for bank regulatory

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purposes, the approval of the Federal Reserve Board may be required for redemption of the ESOP Preferred Stock.

     The Registrant is required to redeem shares of the ESOP Preferred Stock at the option of the holder of such shares to the extent necessary either to provide for distributions required to be made under the ESOP or to make payments of principal, interest or premium due and payable on any indebtedness incurred by the holder of the shares for the benefit of the ESOP. The redemption price in such case will be the greater of $42.50 per share plus accrued and unpaid dividends to the date of redemption or the fair market value of the aggregate number of shares of Common Stock into which a share of ESOP Preferred Stock then is convertible.

EFFECTIVE LAW

     The rights of holders of the Common Stock of the Registrant are dependent, directly or indirectly, on applicable state and federal statutes and regulations which are subject to change from time to time. The Registrant has not undertaken to update the foregoing description in each case where such a change may affect the rights of shareholders.



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                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   NATIONSBANK CORPORATION

                                   By:  /S/ CHARLES M. BERGER
                                        Deputy General Counsel

Dated: September 21, 1994




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